Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-283567, 333-283567-01 and 333-283567-02

J.P. Morgan ABS Conference August 25, 2025 2025 Ford F - 150 Platinum Plus

Free Writing Prospectus Registration Statement Nos. 333 - 283567, 333 - 283567 - 01 and 333 - 283567 - 02 Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC (the “depositor”) Ford Credit Floorplan Master Owner Trust A (the “issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for any offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and such offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling 1 - 313 - 594 - 3495. U.S. FLOORPLAN SECURITIZATION 1

U.S. FLOORPLAN SECURITIZATION

Structure Overview


% of Pool Balance Allocated to Series
Class A notes ("AAA")
76.00%
Class B notes ("AA")
4.50%
Class C notes ("A")
4.00%
Class D notes ("BBB")
3.00%
Available Subordinated Amount
12.50%
Reserve Account
0.44%
Excess Spread
Total Class A Hard Credit Enhancement
24.44%

Credit enhancement in the floorplan securitization program includes:

- Subordination of junior notes
- Available subordinated amount
- Cash reserve (0.50% of notes)
- Excess Spread

Structure also provides for 1:1 incremental subordination to cover any ineligible receivables and receivables in excess of the specified concentration limits.

2025-1 Concentration Limits

Ineligible Receivables	Dealer Concentration	Development Dealer Concentration	Used Vehicle Concentration	Fleet Concentration	Medium/Heavy Truck Concentration	Manufacturer Concentration
N/A	2% *AutoNation: 5%* *Lithia Motors: 3%*	4%	20%	15%	5%	10% *Lower-rated manufacturers: 2%*

Initial Class A Hard Credit Enhancement


24.44%
12.50%
11.50%
0.44%
2025-1
24.44%
12.50%
11.50%
0.44%
2024-4
24.44%
12.50%
11.50%
0.44%
2024-3
24.44%
12.50%
11.50%
0.44%
2024-2
24.44%
12.50%
11.50%
0.44%
2024-1
24.44%
12.50%
11.50%
0.44%
2023-1
24.44%
12.50%
11.50%
0.44%
2020-2
25.35%
13.50%
11.50%
0.35%
2018-4
Reserve
Subordination Of Junior Notes
Available Subordinated Amount

2

Historic Trust Balance vs. Outstanding Term Debt ($B) $ 19.3 $0 $5 $10 $15 $20 Outstanding Term Debt Trust Balance (excluding EFA) $11.2 Note: Graph reflects data on the trust as of June 30, 2025 • 2020 - 2021 - Covid production shutdown, global component shortages, and robust sales reduced the Trust balance - Cash in the Excess Funding Account (EFA) increased – EFA% trigger was not breached and was amended to 70% in August 2021 • 2022 - Supply constraints continued to limit vehicle production - By end of Q2, maturing debt and an increasing Trust balance eliminated the need for cash in the EFA • 2023 - 2024 - Debt Maturities combined with Trust balance increases provide support for ongoing term debt issuance - New term series totaling $1.7 billion issued in 2023 (first term issuance since 2020) and $3.3 billion issued in 2024 Recent History Of Floorplan • Pre - 2020 - Steady vehicle production and Trust balance led to consistent $10 - $12 billion of term debt outstanding U.S. FLOORPLAN SECURITIZATION • 2025 - Floorplan shelf registration declared effective in February 2025. New public series totaling $1.4B issued May 2 025. 3